EXHIBIT 21

Subsidiaries of the Registrant

Subsidiaries of the Registrant

CNL Beneficiary Blue Corp.	CNL Income LP Corp.
CNL Beneficiary Blue TRS Corp.	CNL Income Mammoth GP, LLC
CNL Beneficiary Blue, LLC	CNL Income Mammoth, LP
CNL Beneficiary Whistler Corp.	CNL Income Partners, LP
CNL Beneficiary Whistler TRS Corp.	CNL Income Sandestin GP, LLC
CNL Beneficiary Whistler, LLC	CNL Income Sandestin, LP
CNL Canada Nominee, Inc.	CNL Income Snowshoe GP, LLC
CNL CG TRS Corp.	CNL Income Snowshoe, LP
CNL Cypress Beneficiary Corp.	CNL Income Squaw Valley GP, LLC
CNL Cypress Manager Corp.	CNL Income Squaw Valley, LP
CNL Cypress SPE Trust	CNL Income Stratton GP, LLC
CNL Cypress Upper Holding Trust	CNL Income Stratton, LP
CNL DMC GP, LLC	CNL Personal Property TRS ULC (formed in Nova Scotia)
CNL DMC, LP	CNL Retail Beneficiary, LP
CNL Dallas Market Center GP, LLC	CNL Retail Blue Option Trust
CNL Dallas Market Center, LP	CNL Retail Manager Corp.
CNL Gatlinburg GP Corp.	CNL Retail Manager Holding Corp.
CNL Gatlinburg Partnership, LP	CNL Retail SPE Option Trust
CNL Income Canada Lessee Corp. (formed in British Columbia)	CNL Retail SPE Trust
CNL Income Copper GP, LLC	CNL Retail Upper Holding Trust
CNL Income Copper, LP	CNL Village Retail GP, LLC
CNL Income GP Corp.	CNL Village Retail Partnership, LP
CNL Income GW Corp.	US Canadian Property Alpha Blue Mountain Nominee Corp. (formed in British Columbia)
CNL Income GW GP, LLC	US Canadian Property Alpha Whistler Nominee Corp. (formed in British Columbia)
CNL Income GW Partnership, LLLP	US Canadian Property Trust Alpha (formed in Isle of Jersey)
CNL Income GW Sandusky GP, LLC	WTC-Trade Mart GP, L.L.C.
CNL Income GW Sandusky Tenant, LP	WTC-Trade Mart, L.P.
CNL Income GW Sandusky, LP	IFDC-GP, LLC (formed in Texas)
CNL Income GW Tenant GP, LLC	IFDC H20, LLC (formed in Texas)
CNL Income GW WI-DEL GP, LLC	IFDC Property Company, Ltd. (formed in Texas)
CNL Income GW WI-DEL Tenant, LP	CNL Income TRS Holding Corp
CNL Income GW WI-DEL, LP
CNL Income Holding, Inc.
CNL Income LLVR GP, LLC
CNL Income LLVR, LP

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed.